UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2015
Date of report (date of earliest event reported)

LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

75 State Street
Boston MA 02109
(Address of principal executive offices) (Zip Code)

(617) 423-3644
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 28, 2015, Viet D. Dinh was elected as a director of LPL Financial Holdings Inc. (the “Company”) and as a member of the nominating and governance committee of the board of directors of the Company (the “Board”).
The Board has determined that Mr. Dinh is independent under applicable standards of the Nasdaq Stock Market and Securities and Exchange Commission.
Pursuant to the Company’s non-employee director compensation policy (the “Policy”), Mr. Dinh will be entitled to a pro-rated annual retainer. He will be granted restricted shares of the Company’s common stock (the “Common Stock) on October 1, 2015, in an amount to be determined under the Policy based on the closing price per share of the Common Stock on October 1, 2015. The restricted shares will be scheduled to vest in full on May 12, 2016. In lieu of the cash portion of his pro-rated annual retainer, Mr. Dinh made an election under the Policy to be issued unrestricted shares of Common Stock on October 1, 2015, in an amount to be determined under the Policy based on the closing price per share of the Common Stock on October 1, 2015.

Item 7.01	Regulation FD Disclosure.
A copy of the press release issued by the Company in connection with Mr. Dinh’s election is furnished with this Form 8-K and attached hereto as Exhibit 99.1.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release dated September 28, 2015 (“LPL Financial Elects Viet Dinh to Board of Directors”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ David P. Bergers
Name: David P. Bergers
Title: General Counsel

Dated: September 28, 2015